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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                                    --------

                                    FORM 8-A

               FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                   PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                        SECURITIES EXCHANGE ACT OF 1934


                             OCULAR SCIENCES, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


                Delaware                                       94-2985696
----------------------------------------                 ----------------------
(State of incorporation or organization)                    (I.R.S. Employer
                                                         Identification Number)

           475 Eccles Avenue
    South San Francisco, California                                94080
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(Address of principal executive offices)                        (Zip Code)



       Securities to be registered pursuant to Section 12(b) of the Act:

                                     None.


       Securities to be registered pursuant to Section 12(g) of the Act:

                         Common Stock, $0.001 par value
                         ------------------------------
                                (Title of Class)

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED

        The description of the Common Stock of Registrant set forth under the caption "Description of Capital Stock" in Registrant's Registration Statement on Form S-1 (File No. 333-27421) as originally filed with the Securities and Exchange Commission on May 19, 1997, or as subsequently amended (the "Registration Statement"), and in the Prospectus included in the Registration Statement, is hereby incorporated by reference in response to this item.


ITEM 2.  EXHIBITS

        The following exhibits are filed herewith or incorporated herein by reference:

        Exhibit
        Number          Exhibit Title or Description
        -------         ----------------------------

         3.01 Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

         3.02 Registrant's Certificate of Designation of Preferred Stock (incorporated by reference to Exhibit 3.02 to the Registration Statement).

         3.03 Form of Registrant's Restated Certificate of Incorporation to be effective upon the closing of the offering made under the S-1 Registration Statement (incorporated by reference to Exhibit 3.03 to the Registration Statement).

         3.04           Registrant's Bylaws (incorporated by reference to
                        Exhibit 3.04 to the Registration Statement).

         4.01 Registration Rights Agreement dated as of October 30, 1992 (incorporated by reference to Exhibit 4.01 to the Registration Statement).

         4.02 Amendment to Registration Rights Agreement and Shareholders' Agreement dated as of February 27, 1997 (incorporated by reference to Exhibit 4.02 to the Registration Statement).

        99.01 The description of Registrant's capital stock set forth under the caption "Description of Capital Stock" on pages 60 and 61 of the Prospectus included in the Registration Statement.


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                                   SIGNATURE

        Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.


                                     OCULAR SCIENCES, INC.


Dated: May 29, 1997                  By:  /s/ Gregory E. Lichtwardt
                                          -------------------------------------
                                          Gregory E. Lichtwardt
                                          Vice President, Finance,
                                          Chief Financial Officer and Treasurer


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                               INDEX TO EXHIBITS


        Exhibit
        Number          Exhibit Title or Description
        -------         ----------------------------

         3.01 Registrant's Certificate of Incorporation (incorporated by reference to Exhibit 3.01 to the Registration Statement).

         3.02 Registrant's Certificate of Designation of Preferred Stock (incorporated by reference to Exhibit 3.02 to the Registration Statement).

         3.03 Form of Registrant's Restated Certificate of Incorporation to be effective upon the closing of the offering made under the S-1 Registration Statement (incorporated by reference to Exhibit 3.03 to the Registration Statement).

         3.04           Registrant's Bylaws (incorporated by reference to
                        Exhibit 3.04 to the Registration Statement).

         4.01 Registration Rights Agreement dated as of October 30, 1992 (incorporated by reference to Exhibit 4.01 to the Registration Statement).

         4.02 Amendment to Registration Rights Agreement and Shareholders' Agreement dated as of February 27, 1997 (incorporated by reference to Exhibit 4.02 to the Registration Statement).

        99.01 The description of Registrant's capital stock set forth under the caption "Description of Capital Stock" on pages 60 and 61 of the Prospectus included in the Registration Statement.


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